UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           October 1, 2009

OHIO LEGACY CORP

(Exact name of registrant as specified in its charter)

Ohio	000-31673	34-1903890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2375 Benden Drive Suite C
Wooster, OH 44691

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code           (330) 263-1955

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Ohio Legacy Corp received a notification letter from The Nasdaq Stock Market on October 1, 2009 indicating that effective September 30, 2009, the Company no longer meets the requirement under Rule 5550(a)(2) that its securities maintain a minimum bid price of $1.00 per share. Under Rule 5810(c)(3)(A), the Company has a grace period of 180 days in which to regain compliance. If at any time from the date of this notification until March 30, 2010 the bid price of the Company’s shares closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide the Company written confirmation of compliance with Rule 5550(a)(2).

In the event the Company does not regain compliance with Rule 5550(a)(2) prior to the expiration of the grace period, it will receive written notification that its securities are subject to delisting. Alternatively, the Company may be eligible for an additional grace period if it meets the initial listing standards under Rule 5505, with the exception of bid price, for The Nasdaq Capital Market. If the Company meets the initial listing criteria, it will receive written notification that it has been granted an additional 180 calendar day compliance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2009

Ohio Legacy Corp (Registrant)
/s/ D. Michael Kramer D. Michael Kramer
President and Chief Executive Officer